As filed with the Securities and Exchange Commission on December 20, 2012.

Registration No. 333-63361

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-effective Amendment No. 1

to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PINNACLE BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	54-1832714
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

622 Broad Street Altavista, Virginia	24517
(Address of principal executive offices)	(Zip Code)

PINNACLE BANKSHARES CORPORATION

1997 INCENTIVE STOCK PLAN

(Full title of the plan)

Bryan M. Lemley Secretary, Treasurer and Chief Financial Officer Pinnacle Bankshares Corporation 622 Broad Street Altavista, Virginia 24517 (434) 369-3000	Copies of Communications to: Susan S. Ancarrow, Esquire Troutman Sanders Building Troutman Sanders LLP 1001 Haxall Point, P.O. Box 1122 Richmond, Virginia 23218
(Name, address and telephone number, including area code, of agent for service)	(804) 697-1861

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

TERMINATION OF REGISTRATION

This Post-effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-63361) (the “Registration Statement”) originally filed with the Securities and Exchange Commission on September 14, 1998 is being filed by Pinnacle Bankshares Corporation (the “Company”) to deregister the Pinnacle Bankshares Corporation 1997 Incentive Stock Plan (the “Plan”) and all of the shares of the Company’s common stock that remain unissued under the Plan as of the filing date of this Post-effective Amendment No. 1. The Plan has expired and no further shares will be offered under the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Post-effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Altavista, Commonwealth of Virginia, on this 20th day of December, 2012.

PINNACLE BANKSHARES CORPORATION

By:	/s/ Aubrey H. Hall, III
Aubrey H. Hall, III
President and Chief Executive Officer

Note: No other person is required to sign this Post-effective Amendment No. 1 to Registration Statement in reliance upon Rule 478 under the Securities Act of 1933.